UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2014

MORGAN GROUP HOLDING CO.
(Exact name of Registrant as specified in its charter)

Delaware	333-73996	13-4196940
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

401 Theodore Fremd Avenue, Rye, New York 10580
(Address of principal executive offices) (Zip Code)

(914) 921-1877
(Registrant's telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

     On May 8, 2014, Morgan Group Holding Co. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares of the Company’s common stock, par value $0.01 per share, voted in person or by proxy at the Annual Meeting was 1,962,489, representing approximately 58.42% of the 3,359,055 shares outstanding and entitled to vote at the Annual Meeting. All matters voted upon at the Annual Meeting were approved with the required votes. The matters that were voted upon at the Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of the abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

Proposal 1 Election of Directors

     The Company’s shareholders elected three directors to each serve until the next annual meeting of stockholders and until their successors have been duly elected and qualify. The voting results were as follows:

	VOTES FOR	WITHHELD	BROKER NON-VOTES
Robert E. Dolan	1,948,327	14,612	0
Jonathan P. Evans	1,948,657	13,832	0
Mario J. Gabelli	1,947,592	14,897	0

Proposal 2 Ratification of the Amendment to Certificate of Incorporation to Increase Number of Authorized Shares of Common Stock

     The Company’s shareholders ratified the Amendment to Certificate of Incorporation to Increase Number of Authorized Shares of Common Stock from 10,000,000 shares to 100,000,000 shares. The voting results were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,946,522	15,297	670	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN GROUP HOLDING CO.
Registrant

Date: May 9, 2014	By: /S/ Robert E. Dolan
Robert E. Dolan
Chief Financial Officer